      As filed with the Securities and Exchange Commission on April 1, 1998

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            THE KROLL-O'GARA COMPANY
             (Exact name of registrant as specified in its charter)

               Ohio                                     31-1470817
     ------------------------             ------------------------------------
     (State of Incorporation)             (I.R.S. Employer Identification No.)

            9113 LeSaint Drive, Fairfield, Ohio             45014
         -----------------------------------------------------------
         (Address of Principal Executive Offices)         (Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                              Abram S. Gordon, Esq.
                  Vice President, General Counsel and Secretary
                            The Kroll-O'Gara Company
                               9113 LeSaint Drive
                              Fairfield, Ohio 45014
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (513) 874-2112
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed      Proposed
         Title of      Amount         maximum       maximum
        securities      to be        offering      aggregate         Amount of
          to be      registered        price       offering        registration
        registered       (1)       per share (2)   price (2)            fee
--------------------------------------------------------------------------------

Common Stock, par      436,000        $17.375      $7,575,500         $2,235
value $.01             shares


================================================================================

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the average of the high and low prices of the Common Stock on March 30, 1998, on the Nasdaq National Market.

This Registration Statement also relates to Form S-8 Registration Statement No. 333-27553.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


              This Registration Statement, being filed in accordance with General Instruction E to Form S-8, incorporates by reference the contents on Form S-8 Registration Statement No. 333-27553.

Item 8.  Exhibits
-----------------

5             Opinion of Counsel
23.1          Consent of Arthur Andersen LLP
23.2          Consent of Deloitte & Touche LLP
23.3          Consent of KPMG Peat Marwick LLP
23.4          Consent of Counsel (included in Exhibit 5)
24            Power of Attorney

                                   SIGNATURES

 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Ohio as of the 31st day of March, 1998.


                                             THE KROLL-O'GARA COMPANY


                                             By: /s/ Jules B. Kroll
                                                --------------------------
                                                 Jules B. Kroll
                                                 Chairman of the Board and
                                                 Chief Executive Officer


 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 31st day of March, 1998.


 Signature                                                    Title
 ---------                                                    -----


 /s/ Jules B. Kroll                          Chairman of the Board and Chief
 -------------------------
 Jules B. Kroll                              Executive Officer (principal
                                             executive officer)


 /s/ Thomas M. O'Gara*                       Vice Chairman of the Board
 -------------------------
 Thomas M. O'Gara


 /s/ Wilfred T. O'Gara*                      President, Chief Operating Officer
 -------------------------
 Wilfred T. O'Gara                           and Director


 /s/ Nazzareno E. Paciotti                   Chief Financial Officer
 -------------------------
 Nazzareno E. Paciotti                       (principal financial officer)


 /s/ Nicholas P. Carpinello                  Controller and Treasurer
 -------------------------
 Nicholas P. Carpinello                      (principal accounting officer)


 /s/ Michael G. Cherkasky*                    Director
 -------------------------
 Michael G. Cherkasky


 /s/ Marshall S. Cogan*                       Director
 -------------------------
 Marshall S. Cogan

 /s/ Michael J. Lennon*                       Director
 -------------------------
 Michael J. Lennon


 /s/ Raymond E. Mabus*                        Director
 -------------------------
 Raymond E. Mabus


 /s/ Hugh E. Price*                           Director
 -------------------------
 Hugh E. Price


 /s/ Jerry E. Ritter*                         Director
 -------------------------
 Jerry E. Ritter


 /s/ William S. Sessions*                     Director
 -------------------------
 William S. Sessions


 /s/ Howard I. Smith*                         Director
 -------------------------
 Howard I. Smith


*Pursuant to Power of Attorney


By:/s/ Abram S. Gordon
   ---------------------------------
   Abram S. Gordon, Attorney-in-Fact